CERTIFICATION PURSUANT TO RULE 30A-2(B) UNDER THE 1940 ACT AND SECTION
                         906 OF THE SARBANES-OXLEY ACT

I, James A. Bowen, Chairman of the Board, President and Chief Executive Officer of Macquarie/First Trust Global Infrastructure/Utilities Dividend & Income Fund (the "Registrant"), certify that:

         1.     The Form N-CSR of the Registrant  (the "Report")  fully complies
                with  the   requirements  of  Section  13(a)  or  15(d)  of  the
                Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:    FEBRUARY 5, 2006      /S/ JAMES A. BOWEN
     ----------------------    ----------------------------------------------
                               James A. Bowen, Chairman of the Board, President
                               and Chief Executive Officer
                               (principal executive officer)


I, Mark R. Bradley, Treasurer, Controller, Chief Financial Officer and Chief Accounting Officer of Macquarie/First Trust Global Infrastructure/Utilities Dividend & Income Fund (the "Registrant"), certify that:

         1.     The Form N-CSR of the Registrant  (the "Report")  fully complies
                with  the   requirements  of  Section  13(a)  or  15(d)  of  the
                Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:    FEBRUARY 5, 2007       /S/ MARK R. BRADLEY
     ----------------------     -----------------------------------------------
                                Mark R. Bradley, Treasurer, Controller, Chief
                                Financial Officer and Chief Accounting Officer
                                (principal financial officer)